UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan	48377
(Address of principal executive offices)	(zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITC Midwest LLC Revolving Credit Agreement

On May 31, 2012, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp., entered into a Revolving Credit Agreement (the “ITC Midwest Revolving Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, J.P. Morgan Securities LLC and Barclays Bank PLC, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC, as syndication agent. The ITC Midwest Revolving Credit Agreement establishes an unguaranteed, unsecured revolving credit facility under which ITC Midwest may borrow up to $175,000,000, of which an amount of up to $50,000,000 may be used to request the issuance of letters of credit. Funds borrowed may be used for general corporate purposes of ITC Midwest and its subsidiaries. The ITC Midwest Revolving Credit Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITC Midwest to maintain a maximum debt to capitalization ratio of 65%. The ITC Midwest Revolving Credit Agreement contains certain customary events of default for unsecured, unguaranteed revolving credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITC Midwest Revolving Credit Agreement is May 31, 2017.

At ITC Midwest’s option, loans under the ITC Midwest Revolving Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 1.00% or at a base rate, which is defined as the higher of the prime rate at the administrative agent’s principal office in New York, New York, 0.5% above the federal funds rate or 1% above LIBOR for a one month interest period on such day, plus an applicable margin of 0.00%, in each case subject to adjustments based on rating.

The foregoing description of the ITC Midwest Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITC Midwest Revolving Credit Agreement. A copy of the ITC Midwest Revolving Credit Agreement is attached hereto as Exhibit 10.103 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Midwest and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective May 31, 2012, ITC Midwest terminated the Revolving Credit Agreement, dated as of January 29, 2008, among ITC Midwest, the various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner, Credit Suisse, Cayman Islands Branch, as syndication agent, and Lehman Brothers, FSB, as documentation agent, and the Revolving Credit Agreement, dated as of February 11, 2011, among ITC Midwest, the various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administrative agent, and J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner (collectively, the “Prior ITC Midwest Facilities”). The representations and warranties, events of default, and certain other terms of the Prior ITC Midwest Facilities are substantially similar to the provisions contained in the ITC Midwest Revolving Credit Agreement.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.103 ITC Midwest Revolving Credit Agreement dated as of May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2012

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky

Daniel J. Oginsky
Its:	Senior Vice President and General Counsel